UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2008

CARDIO VASCULAR MEDICAL DEVICE, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

145738 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

12 Shaar Hagai Street
Haifa, Israel 34554
(Address of Principal Executive Offices, Zip Code)

972- 544-982397
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On July 9, 2008, Benny Gaber and Arie Orenstein (the “Sellers”), principal shareholders of Cardio Vascular Medical Device, Corp. (the “Company”), entered into Purchase and Sale Agreements which provided, among other things, for the sale of an aggregate of 5,400,000 shares of common stock of the Company (the “Purchased Shares”) to Carrigan Investment Limited (the “Purchaser”). The Purchased Shares represent an aggregate of 39.9% of the issued and outstanding share capital of the Company on a fully-diluted basis. The Purchaser paid an aggregate of $150,000 in consideration for the Purchased Shares and the source of the consideration for the Purchased Shares was the Buyer’s personal funds.

The closing of the above transactions took place on July 20, 2008. There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors of the Company or other matters.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.      Not applicable
(b) Pro forma financial information.           Not applicable
(c) Exhibits

Exhibits

10.1	Purchase and Sale Agreement dated July 9, 2008, between Benny Gaber and Carrigan Investments Limited.

10.2	Purchase and Sale Agreement dated July 9, 2008, between Arie Orenstein and Carrigan Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIO VASCULAR MEDICAL DEVICE CORP.

By:	/s/ Asher Zwebner
Name:	Asher Zwebner
Title:	Chief Financial Officer

Date: July 21, 2008